                                                                 EXHIBIT 11(c)






                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 25, 1995, relating to the financial statements and financial highlights of Baird Blue Chip Fund, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Audit Reports" and "Financial Statements" in such Statement of Additional Information.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
January 4, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 48 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 25, 1995, relating to the financial statements and financial highlights of Baird Capital Development Fund, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Audit Reports" and "Financial Statements" in such Statement of Additional Information.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
January 4, 1996